SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549
                  -----------------------------


                            FORM 8-K



                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):   April 7, 2006
                                                      -------------------


                 COAST FINANCIAL HOLDINGS, INC.
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     (Exact Name of Registrant as Specified in its Charter)



          Florida              000-50433           14-1858265
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(State or Other Jurisdiction     (Commission     (IRS Employer
        Incorporation)           File Number)    Identification
                                                    Number)



1301 - 6th Avenue, Suite 300, Bradenton, Florida           34205
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   (Address of Principal Executive Offices)             (Zip Code)



Registrant's telephone number, including area code:   (941) 752-5900
                                                      --------------




Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction
A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange
     Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01.  Other Events.

           American Financial Realty Trust (AFRT") advised Coast Financial Holdings, Inc. (the "Company") that two of the branch locations for which the Company had successfully submitted bids will not be available to the Company. These locations, both of which were located in Lakeland, Florida ("Lakeland Sites"), were made available as a result of the merger between Wachovia Corporation ("Wachovia") and SouthTrust Corporation ("SouthTrust"). Although the Lakeland Sites originally had been made available to AFRT to lease to other financial institutions, these locations were later withdrawn by Wachovia in order to comply with the terms of the Department of Justice's approval of the Wachovia and SouthTrust merger. The Company was not timely made aware of this development and, although the Lakeland Sites were then put up for bid by Wachovia in accordance with the Department of Justice's order, the Company was unable to submit an independent bid for the Lakeland Sites. Accordingly, the Company will not be establishing braches at either of the Lakeland Sites.

           The Company will attempt to seek suitable replacement sites. However, the Company can provide no assurance that it will be able to locate suitable replacement sites, that such sites, if any, will be available on terms favorable to the Company, or that such sites will be located in or near the Lakeland, Florida area.




[Rest of Page Intentionally Blank.  Signature on following Page.]















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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             COAST FINANCIAL HOLDINGS, INC.



Date:  April 10, 2006         By:  /s/ Brian F. Grimes
                                   ------------------------
                                   Brian F. Grimes
                                   Chief Financial Officer













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